Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Devon Energy Corporation:

We consent to the incorporation by reference in the registration statements ( File Nos. 333-68694, 333-47672, 333-44702, 333-104922, 333-104933, 333-103679, 333-127630, 333-159796, 333-179181, 333-182198, 333-204666, 333-218561 and 333-249859) on Form S-8 and the registration statement ( File No. 333-236951) on Form S-3 of Devon Energy Corporation of our report dated February 17, 2021, with respect to the consolidated balance sheets of Devon Energy Corporation as of December 31, 2020 and 2019, the related consolidated statements of comprehensive earnings, equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2020, which report appears in the December 31, 2020 annual report on Form 10‑K of Devon Energy Corporation.

Our report also refers to a change in the method of accounting for leases in 2019 due to the adoption of Accounting Standards Update 2016-02, Leases (Topic 842).

/s/ KPMG LLP

Oklahoma City, Oklahoma

February 17, 2021